UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 29, 2012

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on November 29, 2012, the Board of Directors, referred to as the Board, of Reynolds American Inc., based upon a recommendation from the Compensation and Leadership Development Committee of the Board, approved certain amendments to the Amended and Restated Reynolds American Inc. Executive Severance Plan, referred to as the ESP. Such amendments consist of (1) modifications to the definition of “Change in Control Good Reason,” (2) updates to the participating companies on Appendix A, (3) deletion of the sections and references related to severance benefits for notifications of termination prior to January 1, 2010, (4) addition of a process for determining a termination for “Cause” for a Tier III Executive, (5) addition of a new section governing plan administration, and (6) certain other non-material changes for clarification and consistency. A copy of the amended and restated ESP is attached to this Current Report as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an Exhibit to this Current Report.

Number	Exhibit

10.1	Reynolds American Inc. Executive Severance Plan, as amended and restated effective December 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III
		Name:	McDara P. Folan, III
		Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: December 4, 2012

INDEX TO EXHIBITS

Number	Exhibit

10.1	Reynolds American Inc. Executive Severance Plan, as amended and restated effective December 1, 2012.